Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 Jerome E. Ball, Chief Executive Officer for Forward Industries, Inc. ("Forward"), and Douglas W. Sabra, Chief Financial Officer of Forward, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

1.                     Forward's quarterly report on Form 10-QSB for the three and nine months ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 21st day of July 2004.

/s/ JEROME E. BALL
Jerome E. Ball
Chief Executive Officer
Principal Executive Officer

/s/ DOUGLAS W. SABRA
Douglas W. Sabra
Chief Financial Officer
(Principal Financial and Accounting Officer)